SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

AirNet Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28217	59-3218138
(Commission File Number)	(IRS Employer Identification No.)

3950 Dow Road, Melbourne, Florida 32934

(Address of Principal Executive Offices) (Zip Code)

(321) 984-1990

(Registrant’s Telephone Number, Including Area Code)

ITEMS 5 AND 12. OTHER EVENTS; RESULTS OF OPERATIONS AND FINANCIAL CONDITION

AirNet Communications Corporation (the “Company”) announces events related to its continued eligibility for the listing of its shares of common stock on the Nasdaq National Market.

Background of the Nasdaq Maintenance Requirements

The Nasdaq National Market has two alternative standards for continued inclusion of a listed security. Maintenance Standard #1, in addition to other requirements, requires a company to maintain minimum stockholders’ equity of $10 million dollars, but does not contain any minimum requirement for market value of listed securities. Maintenance Standard #2, in addition to other requirements, requires a company to have either a market value of listed securities of at least $50 million or total assets and revenues of at least $50 million each over specified periods, but does not contain any minimum requirement for stockholders’ equity. Both maintenance standards require a minimum bid price of $1.

Notice of Nasdaq Maintenance Deficiencies

On July 7, 2004, The Nasdaq Stock Market, Inc. (“Nasdaq”) notified the Company that for the last 10 consecutive trading days, the Company’s market value of listed securities had been below the minimum requirement for continued inclusion under Maintenance Standard #2 (the “Market Value Deficiency”) and noted that its total assets and revenues were under the alternative requirements set by the same maintenance standard.

In addition, the Company reported stockholders’ equity of $7,323,000 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Accordingly, Nasdaq also notified the Company as of July 7, 2004 that the Company failed to meet the minimum $10,000,000 stockholders’ equity requirement as set forth in Maintenance Standard #1 (the “Equity Deficiency”).

As noted above, the Company need only correct either the Equity Deficiency or Market Value Deficiency, not both.

On June 30, 2004, Nasdaq also notified the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Bid Price Deficiency”).

Corrective Measures

On April 13, 2004, TECORE, Inc. reported on an SEC filing on Form 4 that it had converted $1 million of its $12 million Senior Secured Convertible Note dated August 13, 2003 into shares of the Company’s common stock (the “Conversion”).

The Company reported in a Form 8-K filed on April 23, 2004, that it had entered into an agreement to sell 6,060,609 shares of common stock at $0.9075 per share to institutional investors (the “Private Placement”) resulting in gross proceeds of $5.5 million. On April 26, 2004, the Company reported that it had closed the Private Placement.

As a result of the Conversion and the closing of the Private Placement noted above, as of the date of this Current Report, the Company believes it is compliant with Marketplace Rule 4450(a)(3) and Maintenance Standard #1. The Company expects to report stockholders’ equity in excess of $10 million as of its June 30, 2004 Form 10-Q to be filed in August 2004.

Continued Monitoring by Nasdaq

With regard to the Bid Price Deficiency identified above, in accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until December 27, 2004, to regain compliance with the $1 bid price. For purposes of determining compliance, Nasdaq typically requires a closing bid price of $1 for a period in excess of ten consecutive business days, but generally no more than 20 consecutive days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

The Nasdaq will additionally continue to monitor the Company’s ongoing compliance with either the stockholders’ equity requirement or market value of listed securities requirement described in the Nasdaq maintenance standards above. If compliance with these requirements or other applicable requirements is not met, the Company may be subject to delisting. At that time, the Company may appeal Nasdaq’s determination to a Listing Qualifications Panel.

Prior to any delisting, the Company may also have the option of applying to transfer its securities to the Nasdaq SmallCap Market.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirNet Communications Corporation

	By:	/s/ Stuart P. Dawley
Stuart P. Dawley
Vice President & General Counsel
Date: July 13, 2004